Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  September 14, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 14, 2010, Alan Bergstrom, a member of our Board of Directors, retired from his position as a Director of Rick’s Cabaret International, Inc. (the “Company”).  Accordingly, he did not stand for reelection at the Annual Meeting of Stockholders of the Company held on September 14, 2010.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 14, 2010, we held an Annual Meeting of Stockholders of Rick’s Cabaret International, Inc. at 410 N. Sam Houston Parkway (Beltway 8 at Imperial Valley), Houston, Texas 77060, for the following purposes:

(1) To elect six Directors, including Eric S. Langan, Nour-Dean Anakar, Steven L. Jenkins, Luke Lirot, Travis Reese and Robert L. Watters;

(2) To ratify the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010; and

(3) To act upon such other matters that may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named Director nominees were elected and the selection of Whitley Penn LLP was ratified.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, July 22, 2010	10,200,270

Total Voting Shares Present Either by Proxy
or in Person of Common Stock	8,669,650

Item 1.    Election of Directors of the Company

	FOR	WITHHELD
Eric S. Langan	3,343,596	777,632
Robert L. Watters	3,349,585	771,643
Steven L. Jenkins	3,689,965	431,263
Nour-Dean Anakar	4,090,918	30,310
Travis Reese	3,349,712	771,516
Luke Lirot	4,024,106	97,122

Additionally, there was a total of 4,548,422 broker non-votes for the election of Directors.

Item 2:    Ratification of the selection of Whitley Penn LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2010

Votes for:	8,571,016
Votes against:	55,107
Votes abstained:	43,527

Item 3:    Act upon other matters which may properly come before the meeting

Votes for:	6,848,632
Votes against:	1,616,286
Votes abstained:	204,732

There were, however, no other matters presented for action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: September 20, 2010	By: /s/ Eric Langan
Eric Langan
President and Chief Executive Officer